Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference to this Registration Statement on Form S-8 of our report dated March 19, 2013 relating to the consolidated financial statements of China Recycling Energy Corporation (the “Company”) for the years ended December 31, 2012 and 2011 , which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Goldman Kurland and Mohidin LLP

Encino, California

October 15, 2013